AMENDMENT NO .3

                            PARTICIPATION AGREEMENT

     The participation Agreement (the "Agreement"), dated as of March 28, 2001, by and among AIM Variable Insurance Funds ("AVIF"), a Delaware trust, A I M Distributors, Inc., a Delaware corporation ("AIM"), Security Benefit Life Insurance Company ("LIFE COMPANY") and Security Distributors, Inc. (the "UNDERWRITER"), is hereby amended as follows:


          1. The parties agree to change the definition of the terms, "Account," "Contracts," and "Fund" in such a way that the Accounts, Contracts and Fund need not be listed on Schedule A to the Agreement, but nonetheless, for convenience the parties may determine to list them on Schedule A
     Accordingly:

          a. "Account" shall mean each segregated asset account of the Company that invests in a Fund. An Account shall become subject to the terms of this Agreement as of the date such Account first invests in a Fund

          b. "Contracts" shall mean those variable annuity and variable life insurance contracts issued by the Company supported wholly or partially by an Account

          c. "Fund" shall mean a Series of AVIF in which an Account invests. A Series of AVIF shall become a "Fund" hereunder as of the date an Account of the Life Company first invests in such Series.

          2. Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

          "1.2 ADDITIONAL FUNDS


          It is agreed that Company, on behalf of an Account, has access under this Agreement to all Series of the Fund and all share classes thereof (including Series and share classes created in the future). It shall not be necessary to list the Accounts, the Contracts, the Funds or the share classes on Schedule A. Notwithstanding the foregoing, a Series (other than a Series that constitutes a "Fund" hereunder as of November 15, 2006) may be established in the future may be made available to the Company on terms different than those set forth herein as AVIF may so provide in writing to the Company. Notwithstanding the fact that Accounts, Contracts and Funds need not be listed on Schedule A, the parties may, in their discretion and for convenience and ease of reference only, include one or more Accounts, Contracts and Funds on Schedule A from time to time."

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          3. The following is added under: "SECTION 2 PROCESSING AND
          TRANSACTIONS" before SECTION 2.1(a):

          "Notwithstanding the provisions of paragraph(b) of this Section 2.1, the Parties agree to communicate, process and settle purchase and redemption transactions for Shares (collectively, "Share transactions") via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (hereinafter, "NSCC"). LIFE COMPANY and AVIF each represents and warrants that it: (a) has entered into an agreement with NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and
          (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. AVIF agrees to provide LIFE COMPANY with account positions and activity data relating to Share transactions via Networking. LIFE COMPANY shall place trades with NSCC using Defined Contribution Clearance & Settlement (hereinafter, "DCC&S") indicators, no later than 8:00 a.m. Central Time on the Business Day following the day on which it receives the order from the Contract owner. LIFE COMPANY shall pay for Shares purchased by the scheduled close of federal funds transmissions on the same Business Day on which it places an order to purchase Shares in accordance with this section. AVIF shall pay for Shares redeemed by the Life Company by the scheduled close of federal funds transmissions on the same Business Day on which AVIF receives an order to redeem Shares in accordance with this section. Payment shall be in federal funds transmitted by wire from the applicable party's designated NSCC Settling Bank.

          For purposes of this Agreement, "Fund/SERV" shall mean NSCC's system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; "Networking" shall mean NSCC's (Level Zero) system that allows mutual funds and life insurance companies to exchange account level information electronically; "DCC&S" shall refer to an NSCC program that facilitates the automated processing and reporting of defined contribution transactions among asset managers, plan trustees, and plan administrators, including third-party administrators; and "Settling Bank" shall mean the entity appointed by AVIF or Life Company, as applicable, to perform such settlement services, which agree to abide by NSCC's then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.

          In the event that any Party is prohibited from communicating, processing or settling Share transactions via Fund/SERV or Networking, such Party shall notify the other Parties by 9:00 a.m. Central Time. After all Parties have been notified, the provisions of paragraphs (b) and (c) of this Section 2.1 shall apply."

          4. Schedule A is deleted in its entirety and replaced with the accompanying Schedule A.


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          5. In the event of a conflict between the terms of the Amendment No. 3 and the Agreement, it is the intent of the parties that the terms of this Amendment No. 3, shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 3, the parties hereby confirm and ratify the Agreement. The Agreement dated March 2001 and this Amendment No. 3 constitute the entire agreement among the parties with respect to the arrangements described herein.

          6. This Amendment No. 3 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute on instrument.


Effective Date: November 15, 2006


                                         AIM VARIABLE INSURANCE FUNDS

        /s/ Jim Coppedge                     /s/ Philip A. Taylor
Attest: ____________________________     By: ___________________________________
Name: Jim Coppedge                       Name: Philip A. Taylor
Title: Assistant Secretary               Title: President


                                         AIM DISTRIBUTORS, INC.

        /s/ P. Michelle Grace                /s/ Gene L. Needles
Attest: ____________________________     By: ___________________________________

Name: P. Michelle Grace                  Name: Gene L. Needles
Title: Assistant Secretary               Title: President


                                         SECURITY BENEFIT LIFE INSURANCE COMPANY

        /s/ David A. Soph                    /s/ Gregory J. Garvin
Attest: ____________________________     By: ___________________________________
Name: David A. Soph                      Name: Gregory J. Garvin
Title: BDA                               Title: Vice President


                                         SECURITY DISTRIBUTORS, INC.

        /s/ David A. Soph                    /s/ Gregory J. Garvin
Attest: ____________________________     By: ___________________________________
Name: David A. Soph                      Name: Gregory J. Garvin
Title: BDA                               Title: President


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                                   SCHEDULE A


FUNDS AVAILABLE UNDER THE CONTRACTS

                             Series I and II shares

AIM V.I. Basic Balanced Fund             AIM V.I. Government Securities Fund
AIM V.I. Basic Value Fund                AIM V.I. High Yield Fund
AIM V.I. Capital Appreciation Fund       AIM V.I. International Core Equity Fund
AIM V.I. Capital Development Fund        AIM V.I. International Growth Fund
AIM V.I. Core Equity Fund                AIM V.I. Large Cap Growth Fund
AIM V.I. Diversified Dividend Fund       AIM V.I. Leisure Fund
AIM V.I. Diversified Income Fund         AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Dynamics Fund                   AIM V.I. Money Market Fund
AIM V.I. Financial Services Fund         AIM V.I. Small Cap Equity Fund
AIM V.I. Global Equity Fund              AIM V.I. Small Cap Growth Fund
AIM V.I. Global Health Care Fund         AIM V.I. Technology Fund
AIM V.I. Global Real Estate Fund         AIM V.I. Utilities Fund


SEPARATE ACCOUNTS UTILIZING THE FUNDS

o SBL VARIABLE ANNUITY ACCOUNT XIV (created 06-26-00)
o VARIFLEX SEPARATE ACCOUNT (created 1/31/84)
o SBL VARIABLE ANNUITY ACCOUNT VIII (created 9/12/94)
o SBL VARIABLE ANNUITY ACCOUNT XVII (created 11/24/03)


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

o AdvisorDesigns
o SecureDesigns
o AdvanceDesigns
o EliteDesigns
o Variflex
o Variflex Signature
o Variflex LS
o Variflex Extra Credit
o ClassicStrategies
o VIVA
o PGA

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